Exhibit 16

     Ernst & Young LLP
5 Times Square
New York, New York 10036
Phone : (212) 773-3000
www.ey.com

March 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated February 28, 2005, of TIAA Real Estate Account and are in agreement with the statements contained in the third, fourth and fifth paragraphs on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP